UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)   September 14, 2005

AspenBio, Inc.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-50019 (Commission File Number)	84-1553387 (IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO (Address of principal executive offices)	80104 (Zip Code)

        Registrant’s telephone number, including area code (303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

        On September 14, 2005, the Company filed suit in District Court, Douglas County, State of Colorado against Roger Hurst and two former employees of the Company. The suit seeks several claims for relief as well as damages. The claims include requesting temporary and permanent injunctive relief from breaches of confidentiality and non-compete provisions, breaches of fiduciary duty, violations of Colorado Uniform Trade Secrets Act, conspiracy and intentional interference with the Company’s business. In addition to seeking restraining orders and injunctions, the Company is seeking monetary damages in an amount to be determined.

        Separately the Company also announces the addition of three new staff personnel, two as employees and one on a contract basis. The new personnel have scientific degrees and in-depth experience with large pharmaceutical companies in the areas of advanced protein purification and cell culture development. These personnel are expected to focus on the base human antigen business of the Company, as well as assisting in advancement of key products in development.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits.

None

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date September 15, 2005	AspenBio, Inc (Registrant) /s/ Jeffrey G. McGonegal Name: Jeffrey G. McGonegal Title: Chief Financial Officer